STATE OF IDAHO
                               DEPARTMENT OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                         KANIKSU AMERCAN MINING COMPANY
                               File Number C40809


         1, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that: duplicate originals of Articles of Amendment to the Articles of Incorporation of' KANIKSU AMERICAN MINING COMPANY, changing the corporate name to KANIKSU VENTURES, INC., duly executed pursuant: to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

         ACCCRDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

         Dated: March 4,1996




Great Seal of
The State of Idaho

/s/ Pete T. Cenarrusa
---------------------
Pete T. Cenarrusa
SECRETARY OF STATE


By:/s/Tonya Herold
   ---------------
   Tonya Herold

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         KANIKSU AMERICAN MINING COMPANY


         Pursuant to the provisions of the Idaho Code, the following amendment to the Articles of Incorporation of IKANIKSU American Mining Company, an Idaho corporation (the "Corporation"), was adopted by the shareholders of the Corporation on August 28, 1995, in the manner Prescribed by the Idaho code


         FIRST:     Article 1 of the Articles Of Incorporation is hereby amended to read as follows:

                                   "ARTICLE I

                  The name of this Corporation shall be:

                  Kaniksu Ventures, INC."

         SECOND:    Article  II of  the  Articles  of  Incorporation  is  hereby amended to read as follows:

                                   "ARTICLE 11

                This Corporation is organized to engage in any lawful business or activity which my be conducted under the laws of the State of Idaho or any other state, country or jurisdiction, wherein this Corporation shall be authorized to transact business."

         THIRD:     Article V of the Articles Of Incorporation in hereby amended to road as follows

                                   "ARTICLE V

                 The amount of the capital. stock of this Corporation shall be twenty-five: million (25,000,O00) shares of common stock, par value On Tenth of a Cent ($.001) per share, which shares shall be non-assessable."

         FOURTH:    Article  VI of  the  Articles  of  Incorporation  is  hereby amended to read as follows:

                                   "ARTICLE VI

                 The number of directors of this Corporation shall be at least three (3) and no more than nine (9)."

         FIFTH:     The Articles of Incorporation are hereby amended by adding a new Article VII to read as follows:


                                  "ARTICLE VIII

                                PREEMPTIVE RIGHTS

                 No stockholder shall have* any preemptive rights to acquire the Corporation's unissued shares and any and all such existing preemptive rights shall be extinguished."

         The number of Shares: of the Corporation outstanding at, the time of adoption of the above amendments was 1,008,250, and the number of shares entitled to vote thereon vas 1,008,250. As to the five amendments set forth above, the number of shares consenting and voting for each such amendment was -791,050- and the number of shares voting Against each such amendment was -O-.

As a result of Amendment THIRD changing the capitalization from 3,000,000 shares of $.10 par value stock to 25,000,000 shares of $.001 par value stock, the stated capital of the Corporation was reduced by $100,825 to 1,008.

         DATED this 28th day of August, 1995


                                         /s/ Dale Miller
                                         ---------------
                                         DALE MILLER, President


                                         /s/ J. Rockwell Smith
                                         ---------------------
                                         J. ROCKWELL SMITH, Secretary

                                 ACKNOWLEDGEMENT
                                 ---------------

STATE OF UTAH      )
                   :ss
COUNTY OF SALT LAKE)


         THE UNDERSIGNED, the President and Secretary respectively of Kaniksu American Mining Company, a corporation Organized and existing under the laws of' the State of Idaho, do hereby certify that at a Special Meeting in Lieu of Annual Meeting of Shareholders, of said corporation properly called and held on August 28, 1995, the foregoing Amendment to the Articles of Incorporation for said Corporation was duly adopted and authorized by more than fifty percent (50%) of the issued and outstanding shares of said Corporation, which shares were properly represented and voted at said Meeting. Also that said Meeting was held pursuant to a resolution of the Board of Directors setting forth the amendment and directing that it be Submitted to a vote at the meeting, and that written notice of said Special Meeting setting forth the proposed, amendment was given by first class mail to each shareholder of record entitled to vote thereon at least ten (10) days prior to the holding of the Meeting. The undersigned further certify that the foregoing Amendment correctly sets forth the amendments adopted by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voted for and the number of shares voted against each such amendment.

                               /s/ Dale F. Miller
                               ------------------
                             DALE MILLER, President


                              /s/ J. Rockwell Smith
                              ---------------------
                              J. ROCKWELL SMITH, Secretary




  SUBSCRIBED AND SWORN to before me this 28th day of August, 1995


                               /s/ Janis Patterson
                               -------------------
                               Janis Patterson NOTARY PUBLIC Residing at:


  My Commission Expires: May 2nd 1998 (illegible address also stamped here)

                                 STATE of IDAHO
                               Department of State

I PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation, limited partnership, and limited liability company records of this State.

I FURTHER CERTIFY That the annexed is a full, true and complete transcript of incorporation of KANIKSU AMERICAN MINING COMPANY, an Idaho Corporation, received and filed in this office on April 25, 1969, under file number C 40809, including all amendments filed thereto, as appears of record in this office as of this date

Dated: March 28, 1995




Great Seal of The State of Idaho


/s/ Pete T. Centarrusa
----------------------
Pete T. Centarrusa
SECRETARY OF STATE

By:/s/ Sally T. Clark
   ------------------
   Sally T. Clark

                                 STATE OF IDAHO
                        GREAT SEAL OF THE STATE OF IDAHO
                               DEPARTMENT OF STATE
                          CERTIFICATE OF INCORPORATION

    I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the original of the articles of incorporation of

                         KANIKSU AMERICAN MINING COMPANY

    was filed in the office of the Secretary of State on the twenty-fourth day of April A.D., One Thousand Nine Hundred sixty-nine and will be duly recorded on microfilm of Record of Domestic Corporations, of the State of Idaho, and that the said articles contain the statement of facts required by Section 30-103, Idaho Code.

    I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a corporation, by the name hereinbefore stated, for Perpetual Existence from the date hereof, with its registered office in this State located at Sandpoint, Idaho in the County of Donner

    IN TESTIMONY WHEREOF. I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho. this 24th day of April A.D., 1969

                                            /s/Pete T. Cennarrusa
                                            ---------------------
                                            Pete T. Cenarrusa
                                            Secretary of State.

                                            /s/ Margaret Laurence
                                            ---------------------
                                            Margaret Laurence
                                            Corporation Clerk.

                            ARTICLES OF INCORPORATION
                                       OF
                         KANIKSU AMERICAN MINING COMPANY

    KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being natural persons of full age and citizens of the United States, in order to form, a Corporation for the purposes hereinafter stated, and in accordance and pursuant to the Laws of the State of Idaho, do hereby.certify as follows:

                                   ARTICLE 1.
                                   ----------

    The name of the Corporation is KANIKSU AMERICAN MINING COMPANY.

                                  ARTICLE II.
                                  -----------

    The purposes for which said Corporation is formed are:

    1. To engage in, conduct, promote, advertise and carry on and engage in the business of buying, leasing and otherwise acquiring lands and interests in lands of every kind and description wheresoever situated; buying, leasing and otherwise acquiring and constructing and erecting, or contracting for the construction and erection of buildings, structures, tunnells, in, on and under and through such lands for any uses or purposes; holding owning improving, developing, maintaining, operating, letting, leasing, mortgaging, selling or otherwise disposing of such property, or any part thereof, or their minerals and other produce, products, and deposits therein; equiping, furnishing, and operating mines, buildings, warehouses, and in all manner developing real property and the resources thereof.

    2. To appoint such officers, employees and agents as the business of the Corporation may require and to allow them compensation.

    3. To enter into contracts or obligations of any type or kind essential, necessary or proper to the transaction of its ordinary business affairs, or for the purposes of the Corporation.

    4. To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or infurtherance of any of the powers hereinbefore set forth, either alone or in association with other Corporations, firms, clubs or individuals, and to do every act or acts, thing or things essential or impertinent to or growing out of or connected with the aforesaid objects or purposes or any parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.

    5. To engage in any commercial enterprise calculated or designed to be profitable to said Corporation and in conformity with the Laws of the State of Idaho.

    6. The foregoing clauses shall be construed both as purposes and powers, and it is hereby expressly provided that the foregoing in numeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

                                  ARTICLE III.
                                  ------------

       The commencement of the life of this Corporation shall be the date of the issuance to it of a Certificate of incorporation by the Secretary of State of the State of Idaho, and the duration of the life of this Corporation shall be perpetual.

                                   ARTICLE IV.
                                   -----------

       The location and Post Office address of the registered office of the corporation is Sandpoint, Bonner County, State of Idaho.

                                   ARTICLE V.
                                   ----------

    1. The amount of capital stock shall be Three-hundred-thousand ($300,000.00) Dollars.

    2.  The  number  of  shares  of  which   capital   stock  shall  consist  of
three-million (3,000,000) shares of common stock of the par. value of ten (.10), cents per share.

    3. No other stock -or type of share shall be issued and said shares shall be conveyed to the owners thereof.

                                  ARTICLE VI.
                                  -----------

    There shall be five (5) directors. Directors shall be required to be stockholders of this Corporation.

                                  ARTICLE VII.
                                  ------------

    The names and Post Office address of the incorporators and the number of shares subscribed by each are as follows:

                Don Maynard, Clark Fork, Idaho, ten (10) shares.
                Dale Miller, Sandpoint, Idaho, ten (10) shares.
                Dale Jackson, Sandpoint, Idaho, ten(10) shares.

    IN WITNESS WHEREOF, We have hereunto set out hands and seals this 10th of April, 1969.

                                         /s/ Don Maynard
                                         ---------------
                                         Don Maynard

                                         /s/ Dale Miller
                                         ---------------
                                         Dale Miller

                                         /s/ Dale Jackson
                                         ----------------
                                         Dale Jackson

(STATE OF IDAHO)
ss
(County of Bonner)

    On this 10th of April, 1969,. before me, a Notary Public, personally came DON MAYNARD, DALE MILLER and DALE JACKSON, known to me to be the persons who subscribed and executed the foregoing certificate and they severally duly acknowledged to me that they executed the same.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal the date hereinbefore set forth.

                                    /s/ Signature Illegible
                                    -----------------------
                                    Notary Public in and for the
                                    State of Idaho, residing at
                                    Sandpoint

                                 STATE OF IDAHO
                               DEPARTMENT OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                             KANIKSU VENTURES, INC.

                               File Number C 40809

         1, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of KANIIKSU VENTURES, INC., changing the corporate name to INTRYST, INC., duly executed pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.
         ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

         Dated:  April 2,1997





Gread Seal of
The State of Idaho

                              /s/ Pete T. Cenarrusa
                              ---------------------
                                Pete T. Cenarrusa
                               SECRETARY OF STATE

                           By:/s/Alisa Hartley
                              ----------------
                              Alisa Harley

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             KANIKSU VENTURES, INC.

         Pursuant to the provisions of the Idaho Business Corporation Act ("Idaho Code"), the following amendments to the Articles of Incorporation of Kaniksu Ventures, Inc., an Idaho corporation (the "Corporation", were adopted by the shareholders of the Corporation on March 10, 1997, in the manner prescribed by the Idaho Code.

         FIRST:         Article I of the  Articles  of  Incorporation  is hereby
amended to read as  follows:

                                       "I

         The name of the Corporation shall be Intryst, Inc."

         SECOND:        Article V of the  Articles  of  Incorporation  is hereby
amended read as follows:

                                       "V

         The aggregate number of shares of all classes of capital stock that this corporation shall have authority to issue is 60,000,000 non-assessable shares, 50,000,000 of which shall be of a class designated as common stock (the "Common Stock") with a par value of one Tenth of a Cent ($0.001) per share, and 10,000,000 shares of which shall be of a class designated as preferred stock (the "Preferred Stock") with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific rights, preference, voting privileges and restrictions of such Preferred Stock, or any series thereof. Cumulative voting shall not prevail in any election by the stockholders of this corporation."

The number of shares of the Corporation outstanding at the time of adoption of the above amendments was 3,224,350, and the number of shares entitled to vote thereon was 3,224,550. As to Amendment First set forth above, the number of shares consenting and voting Against such amendment was 0-. As to Amendment Second set forth above, the number of shares consenting and voting for such amendment was 1,647,999, and the number of shares voting Against such amendment was -0-.

         Also approved at the meeting was the proposal to effect a two shares for one share forward stock split of the shares of the Company's common stock issued and outstanding at the time of the meeting. As a result of the forward stock split, the stated capital of the corporation was increased by $3,224 to $6,448.

         DATED this 10th day of March, 1997

                                            /s/ M. Cartmel
                                            --------------
                                            G. Michael Cartmel, Vice President

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  INTRYST, INC.
         Pursuant to the provisions of the Idaho Business Corporation Act ("Idaho Code"), the following amendments to the Articles of Incorporation of Intryst, Inc., an Idaho corporation (the "Corporation"), were adopted by the shareholders of the Corporation on December 12, 1997, in the manner prescribed by the Idaho Code.

         FIRST: Article I of the Articles of Incorporation is hereby amended to read as follows:

                                       "I
              The name of the Corporation shall be PTC Group, Inc."

         SECOND: Article V of the Articles of Incorporation is hereby amended read as follows:

                                       "V

         The aggregate number of shares of all classes of capital stock that this corporation shall have authority to issue is 210,000,000 non-assessable shares, 200,000,000 of which shall be of a class designated as common stock (the "Common Stock") with a par value of One Tenth of a Cent ($0.001) per share, and 10,000,000 shares of which shall be of a class as preferred stock (the "Preferred Stock") with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific rights, preferences, voting privileges and restrictions of such Preferred Stock, or any series thereof. Cumulative voting shall not prevail in any election by the stockholders of this corporation."

         The number of shares of the Corporation outstanding at the time of adoption of the above amendments was 7,309,350, and the number of shares entitled to vote thereon was 7,309,350. As to Amendment First set forth above, the number of shares consenting and voting For such amendment was 5,144,051, and the number of shares voting Against such amendment was -0-. As to Amendment Second set forth above, the number of shares consenting and voting For such amendment was 5,144,051, and the number of shares voting Against such amendment was -0-.

          DATED this 22nd day of December, 1997.

                                                      /s/ Craig Bampton
                                                      -----------------
                                                      Craig Bampton, President

                                 ACKNOWLEDGEMENT

STATE OF UTAH        )
                     :SS
COUNTY OF SALT LAKE  )

         THE UNDERSIGNED, the President of Intryst, Inc., a corporation organized and existing under the laws of the State of Idaho, does hereby certify that at a Special Meeting of Shareholders of said Corporation properly called and held on December 12, 1997, the foregoing Amendment to the Articles of Incorporation for said Corporation was duly adopted and authorized by more than fifty percent (50%) of the issued and outstanding shares of said Corporation, which shares were properly represented and voted at said Meeting. Also that said Meeting was held pursuant to a resolution of the Board of Directors setting forth the amendments and directing that it be submitted to a vote at the Meeting, and that written notice of said Special Meeting setting forth the proposed amendments was given by first class mail to each shareholder of record entitled to vote thereon at least ten (10) days prior to the holding of the Meeting. The Undersigned further certify that the foregoing Amendment correctly sets forth the amendments adopted by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voted for and the number of shares voted against each such amendment.

                                                     /s/ Craig Bampton
                                                     -----------------
                                                     CRAIG BAMPTON, President

         SUBSCRIBED AND SWORN to before me this 23rd day of December 1997.

                                                     /s/ Janice Patterson
                                                     --------------------
                                                     Janice Patterson
                                                     NOTARY PUBLIC

         Residing at: Stamped:NOTARY PUBLIC JANIS A PATTERSON 1336 Rodgermarx Dr Sancy, UT 84092 My Commission Expires May 2nd, 1998 STATE OF UTAH


         Stamped: FILED
                  97 DEC 24 AM 11:52
                  SECRETARY OF STATE
                  STATE OF IDAHO

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 PTC GROUP, INC.

         Pursuant to the provisions of the Idaho Business Corporation Act ("Idaho Code"), the following amendment to the Articles of Incorporation of PTC Group, Inc., an Idaho corporation (the "Corporation"), was adopted by the shareholders of the Corporation on July 12, 1999, in the manner prescribed by the Idaho Code.

         FIRST:     Article I of the Articles of Incorporation is hereby amended to read as follows:

                                       "I
         The name of the Corporation shall be Ocean Power Corporation."

         The number of shares of the Corporation outstanding at the time of adoption of the above amendment was 292,484,484, and the number of shares entitled to vote thereon was 292,484,484. As to Amendment first set forth above, the number of shares consenting and voting For such amendment was 224,806,894, and the number of shares voting Against such amendment was 0.

         Dated this 12th day of July, 1999.

                                 /s/ J.P. Maceda
                                 ---------------
                                 Joseph P. Maceda, President

Stamped  FILED
                  99 JUL 14 AM11:15
                  SECRETARY OF STATE
                  STATE OF IDAHO

Stamped:           Idaho Secretary of State
                  07/14/1999 09:00
                  CK: 752 CT: 117996 BH: 233801

                                State of Delaware
                        Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "OCEAN POWER CORPORATION". FILED IN THIS OFFICE QN THE TWENTY-FIRST DAY OF JULY, A.D. 1999 AT 4:30 O'CLOCK, P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                                       /S/Edward J. Freel
                                                       ------------------
                                                       Edward J. Freel
                                                       Secretary of State

3037332 8100                    AUTHENTICATION:    9880368
991301032                                 DATE:    07-22-99

                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                             OCEAN POWER CORPORATION
                             -----------------------


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:     The  name  of  the  corporation   (hereinafter   called  the
"Corporation") is OCEAN POWER CORPORATION.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, or any other state, country or jurisdiction wherein the Corporation shall be authorized to transact business.

         FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is five hundred twenty million (520,000,000) non-assessable shares, five hundred million (500,000,000) of which shall be of a class designated as common stock (the "Common Stock") with a par value of One Tenth of a Cent ($0.001) per share, and twenty million (20,000,000) shares of which shall be of a class designated as preferred stock (the "Preferred Stock") with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific rights, preferences, voting privileges and restrictions of such Preferred Stock, or any series thereof. Cumulative voting shall not prevail in any election by the stockholders of this corporation.

         FIFTH:     The name and the mailing  address of the  incorporator is as follows:

         Name                    Mailing Address
         ----                    ---------------
         J. Michael Hopper       5000 Robert J. Mathews Parkway
                                 El Dorado Hills, California 95762

         SIXTH:     The Corporation is to have perpetual existence.
         -----

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: For management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "Whole Board" and the phrase "Total Number of Directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: From time to time, any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on July 21, 1999


                              /s/ J. Michael Hopper
                              ---------------------
                                J. Michael Hopper
                              Incorporator